CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that the Annual Report on Form 10-K for the year ended February 28, 2010 of International Development and Environmental Holdings (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Bernard J. Tanenbaum III

Bernard J. Tanenbaum III
Chief Executive Officer

Date:  June 15, 2010

A signed original of this written statement required by Section 906 has been provided to International Development and Environmental Holdings and will be retained by International Development and Environmental Holdings and furnished to the Securities and Exchange Commission or its staff upon request.